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                                    EXHIBIT 1

           ANNOUNCEMENT REGARDING CORPORATE SPLIT OF BUSINESS DIVISION

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                              (English Translation)
                                                               December 27, 2005
To whom it may concern:
                                 WACOAL HOLDINGS CORP.
                                 Yoshikata Tsukamoto, Representative Director
                                 (Code Number:  3591)
                                 (Tokyo Stock Exchange, First Section)
                                 (Osaka Securities Exchange, First Section)
                                 Ikuo Otani, General Manager, Corporate Planning (Telephone: 075-682-1010)

           Announcement Regarding Corporate Split of Business Division

     We hereby announce that on December 27, 2005, our board of directors resolved to transfer the Dubleve sales division (responsible for the manufacture and sales of semi-custom intimate apparel) of Wacoal Corp., our wholly-owned subsidiary, to Wacoal Dubleve Corp., which is to be newly established through a corporate split transaction on April 1, 2006.

                                      NOTE

1.   Purpose of Corporate Split

     With our transition to a holding company structure in October 2005, our fundamental policy has been to achieve more efficient strategic decision-making and optimal allocation of resources throughout our group companies, as well as more efficient and agile operations in each affiliated company, where responsibilities and powers are clearly defined.

     We plan to more clearly define management responsibilities and powers within the Dubleve business division through this corporate split, as well as expand our semi-custom business and achieve the stable growth of such business at an early stage through prompt and agile business operations.

2.   Summary of Corporate Split

(1)  Schedule of Corporate Split

     Board of directors' meeting for approval of corporate split plan:     December 27, 2005
     General shareholder's meeting for approval of corporate split plan:   February 6, 2006 (tentative)
     Date of corporate split transaction:                                  April 1, 2006 (tentative)
     Registration of corporate split transaction:                          April 3, 2006 (tentative)

(2)  Method of Corporate Split

     The transition will be achieved through a corporate split transaction in which a new company, Wacoal Dubleve Corp. (the successor company), will be split off from our wholly-owned subsidiary, Wacoal Corp. (the splitting company). All of the shares issued by Wacoal Dubleve Corp. will be allocated to Wacoal Holdings Corp. at the time of the corporate split.

(3)  Allocation of Shares

     All 1,000 shares issued by the succeeding company at the time of the corporate split will be allocated to Wacoal Holdings Corp.

(4)  Rights and Obligations to be Assumed by the Successor Company

     Wacoal Corp. (the splitting company) will transfer any and all assets, liabilities, rights and obligations and contractual status regarding the Dubleve business to the successor company (except as otherwise set


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forth in the corporate split plan, dated as of December 27, 2005, by and between the splitting company and the successor company, related to this corporate split).

3.   Outline of Related Companies

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                             Splitting Company                             Successor Company
                          (as of October 1, 2005)                (to be established on April 1, 2006)
------------------------------------------------------------------------------------------------------
(1) Trade Name         Wacoal Corp.                             Wacoal Dubleve Corp.
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(2) Business           Manufacturing, wholesale distribution    Manufacturing and sales of semi-custom
    Purpose            of intimate apparel, outer garment,      intimate apparel and distribution of
                       sportswear, and other textile and        related products
                       related products and direct
                       distribution of some products to
                       consumers
------------------------------------------------------------------------------------------------------
(3) Location of        29, Nakajima-cho, Kisshoin               103, Shichijo Goshonouchi Minami-machi
    Head Office        Minami-ku, Kyoto                         Shimogyo-ku, Kyoto
------------------------------------------------------------------------------------------------------
(4) Name of            Yoshikata Tsukamoto                      Hideyuki Yano
    Representative     Representative Director                  Representative Director
------------------------------------------------------------------------------------------------------
(5) Capital Amount     5,000 million yen                        50 million yen
------------------------------------------------------------------------------------------------------

4.   Effect on Business Results

     Both the splitting company and the successor company are wholly-owned subsidiaries of Wacoal Holdings Corp. Therefore, this corporate split transaction will not have an effect on the group's consolidated business results.


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